Exhibit 99.1

Seneca Foods Reports Net Earnings of $2.9 Million Up 2.6% for the Second Fiscal Quarter of 2012

MARION, N.Y. October 27, 2011 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported that net earnings for the fiscal second quarter of 2012 was $2.9 million, or $0.24 per diluted share, compared to $2.8 million, or $0.23 per diluted share, in the fiscal second quarter of 2011.   Net sales for the second quarter ended October 1, 2011 increased from the second quarter ended October 2, 2010 by 3.0%, to $283.6 million.  The increase is attributable to higher selling prices and a more favorable sales mix of $24.5 million partially offset by decreased sales volume of $16.4 million.

For the six months ended October 1, 2011, net sales increased $47.3 million, or 9.5% to $542.7 million. The increase is attributable to higher selling prices and a more favorable sales mix of $23.9 million and increased sales volume of $23.4 million.  Net loss for the first six months of fiscal 2012 was $5.1 million, or $0.42 per diluted share, compared to net earnings of $8.1 million, or $0.66 per diluted share, in the first six months of fiscal 2011.

Excluding a non-cash after-tax LIFO charge of $8.3 million, net earnings per diluted share were $0.91 during the quarter ended October 1, 2011 versus $0.20 during the quarter ended October 2, 2010, which included a non-cash LIFO credit of $0.4 million.  Excluding a non-cash after-tax LIFO charge of $12.5 million, net earnings per diluted share were $0.61 during the six months ended October 1, 2011, compared to $0.41 during the six months ended October 2, 2010 which included a non-cash LIFO credit of $3.1 million.

“The improved earnings performance in the quarter reflects the fact that our inventories are in a much more balanced position than prior year heading into the holiday season” said Kraig H. Kayser, President and CEO.  He added  “the swing to higher LIFO charges is a reflection of significant increases in the cost of fuel, steel, and produce which are three primary cost inputs to our inventories.”

Earnings Conference Call and Webcast
The Company will host a conference call to discuss second quarter fiscal year 2012 financial results tomorrow at 8:00 AM EDT.  The conference call can be accessed live over the phone by dialing (800) 926-9853. If you are unable to listen to the live conference call, a replay will be available on Monday, October 31, 2011, please visit www.senecafoods.com and click on "Company Profile" and then "Investor Information". This replay will be available for two weeks.

About Seneca Foods Corporation
Seneca Foods is a processor of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Aunt Nellie’s Farm Kitchen, Stokely’s, READ, Seneca Farms and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company’s historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	October 1, 2011		October 2, 2010
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$2.9	$0.24	$2.8	$0.23

LIFO charge (credit) , after tax at statutory federal rate	$8.3	$0.67	$(0.4)	$(0.03)

Net earnings, excluding LIFO impact	$11.2	$0.91	$2.4	$0.20

Diluted weighted average common shares outstanding
(in thousands)		11,737		11,736

	Six Months Ended
	October 1, 2011		October 2, 2010
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net (loss) earnings, as reported:	$(5.1)	$(0.42)	$8.1	$0.66

LIFO charge (credit), after tax at statutory federal rate	$12.5	$1.03	$(3.1)	$(0.25)

Net earnings, excluding LIFO impact	$7.4	$0.61	$5.0	$0.41

Diluted weighted average common shares outstanding
(in thousands)		11,736		11,392

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Six Months Ended
EBITDA and FIFO EBITDA:	October 1, 2011	October 2, 2010
	(In thousands)

Net (loss) earnings	$(5,092)	$8,086
Income taxes (benefit) expense	(2,748)	1,929
Interest expense, net of interest income	3,666	4,176
Depreciation and amortization	11,188	11,050
Interest amortization	(213)	(243)
EBITDA	6,801	24,998
LIFO charge (credit)	19,281	(4,777)
FIFO EBITDA	$26,082	$20,221

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Roland E. Breunig, Chief Financial Officer
608-757-6000

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended October 1, 2011 and October 2, 2010
(In thousands of dollars, except share data)

	Quarter		Year-to-Date
	Fiscal 2012	Fiscal 2011	Fiscal 2012	Fiscal 2011

Net sales	$283,616	$275,448	$542,699	$495,390

Plant restructuring (income) expense (note 3)	$(15)	$1,211	$39	$1,211

Other operating income, net (note 4)	$(18)	$(8)	$(169)	$(84)

Operating income (loss) (notes 1 and 2)	$5,977	$4,070	$(4,174)	$14,191
Interest expense, net	1,880	2,240	3,666	4,176
Earnings (loss) before income taxes	$4,097	$1,830	$(7,840)	$10,015

Income taxes expense (benefit) (note 5)	1,214	(981)	(2,748)	1,929

Net earnings (loss)	$2,883	$2,811	$(5,092)	$8,086

Earnings (loss) attributable to common stock (note 6)	$2,779	$2,709	$(4,930)	$7,571

Basic earnings (loss) per share	$0.24	$0.23	$(0.42)	$0.66

Diluted earnings (loss) per share	$0.24	$0.23	$(0.42)	$0.66

Weighted average shares outstanding basic	11,737,102	11,735,631	11,736,367	11,392,281

Weighted average shares outstanding diluted	11,808,150	11,806,710	11,807,415	11,463,360

Note 1: The effect of the LIFO inventory valuation method on second quarter pre-tax results was to reduce operating earnings by $12,754,000 and increase operating earnings $645,000 for the three month periods ended October 1, 2011 and October 2, 2010, respectively.
Note 2: The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to reduce operating earnings by $19,281,000 for the six month period ended October 1, 2011 and increase operating earnings by $4,777,000, for the six month period ended October 2, 2010.
Note 3: The three month periods ended October 1, 2011 and October 2, 2010 include a restructuring adjustment for severance costs of a $15,000 credit and $1,211,000 charge, respectively. The six month periods ended October 1, 2011 and October 2, 2010 include a restructuring charge for severance costs of $39,000 and $1,211,000, respectively.
Note 4: Other income for the current year of $169,000 represents a gain on the sale of unused fixed assets.
Other income for the prior year of $84,000 represents a gain on the sale of unused fixed assets.
Note 5: The quarter and year-to-date ended October 2, 2010 includes a tax benefit of $1,519,000 mostly related to the settlement of an audit of fiscal years 2006, 2007, and 2008 with the Internal Revenue Service.
Note 6: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for the each period presented. Average common and participating shares totaled 12,150,982 as of
October 1, 2011.